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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated October 24, 2003 (except for Note 12, as to which the date is November 6, 2003), accompanying the consolidated financial statements of Heritage Propane Partners, L.P. as of August 31, 2003 and 2002, and for each of the three years in the period ending August 31, 2003, and our reports dated October 24, 2003 (except for Note 11, as to which the date is November 6, 2003) on the consolidated balance sheet of U.S. Propane L.P. as of August 31, 2003, and on the consolidated balance sheet of U.S. Propane L.L.C. as of August 31, 2003. We have also issued our report dated October 25, 2002, accompanying the financial statements of Bi-State Propane as of August 31, 2002, and for the year then ended. These financial statements are included in the Annual Report on Form 10-K of Heritage Propane Partners, L.P. for the year ended August 31, 2003, which is incorporated by reference in this Registration Statement. We have also issued our report dated February 7, 2003, accompanying the combined financial statements of V-1 Oil Co. and V-1 Gas Co. as of December 31, 2001 and 2000, and for each of the three years in the period ending December 31, 2001, included in Heritage Propane Partners, L.P.'s Current Report on Form 8-K/A dated January 2, 2003, as amended on March 18, 2003, which is incorporated by reference in the Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts".

                                          /s/ Grant Thornton LLP

Tulsa, Oklahoma
December 15, 2003